Exhibit 3.57

DOMLLC.doc 3/3/01 10:31 AM

ARTICLES OF ORGANIZATION Form 7.80.204.1 revised 11/13/00
Filing fee: $50.00 This document must be typed or machine printed.
If more space is required, continue on an 8½"x11" attachment.
Deliver 2 copies to: Colorado Secretary of State, Business Division,
1560 Broadway, Suite 200, Denver, CO 80202-5169
Please include a typed or machine printed, self-addressed, envelope.
For filing requirements, see §§ 7-90-301 and 7-80-204, Colorado Revised Statutes
For more information, see the *Citizen's Guide to the Business Division* on our
Web site, **http://www.sos.state.co.us**. Questions? Contact the Business Division:
voice 303 894 2251, *fax* 303 894 2242 or *e-mail* sos.business@state.co.us

FILED
DONETTA DAVIDSON
COLORADO SECRETARY OF STATE

20011090566 C
$ 100.00
SECRETARY OF STATE
05-03-2001 13:36:08

ABOVE SPACE FOR OFFICE USE ONLY

The undersigned, a natural person eighteen years of age or older, intending to organize a limited liability company pursuant to §§ 7-80-203, Colorado Revised Statutes (C.R.S.), delivers these Articles of Organization to the Colorado Secretary of State for filing, and states as follows:

1. The name of the limited liability company is **MCM HOLDINGS, LLC**

The name of a limited liability company must contain the term "limited liability company", "ltd. liability company", "limited liability co.", or "ltd. liability co." or the abbreviation "LLC" or "L.L.C." §7-90-601(3)(c), C.R.S.

2. *If known*, The principal place of business of the limited liability company is **2140 S. IVANHOE ST. #110, DENVER, COLORADO 80222**

3. The name, and the business address, of the registered agent for service of process on the limited liability company are: Name **KRISTIAN E. GRIMLAND**; Business Address *(must be a street or other physical address in Colorado)* **2140 S. IVANHOE ST. #110, DENVER, COLORADO 80222** *If mail is undeliverable to this address, ALSO include a post office box address:* **SAME**

4. a. *If the management of the limited liability company is vested in managers, mark the box*

☐ "The management of the limited liability company is vested in managers rather than members."

COMPUTER UPDATE COMPLETE
CLL

The name(s) and business address(es) of the initial manager(s) is(are):

Name(s) ____ Business Address(es) ____

or

b. *If management of the limited liability company is not vested in managers rather than members,*

The name(s) and business address(es) of the initial member(s) is(are):

Name(s)	Business Address(es)
KRISTIAN E. GRIMLAND	2140 S. IVANHOE ST. #110, DENVER, CO 80222
TIM ANDERSON	12701 ENERGY ROAD, FORT MORGAN, CO 80701
LARRY YOUNG	12701 ENERGY ROAD, FORT MORGAN, CO 80701

5. The address to which the Secretary of State may send a copy of this document upon completion of filing (or to which the Secretary of State may return this document if filing is refused) is **2140 S. IVANHOE ST. #110, DENVER, CO 80222**

Organizer [signature] Signer's Name-printed **KRISTIAN E. GRIMLAND**
(individual's signature)

OPTIONAL. The electronic mail and/or Internet address for this entity is/are: e-mail ____ Web site ____

The Colorado Secretary of State may contact the following authorized person regarding this document: name ROBERT BRUCE address 2140 S. IVANHOE ST. #110, DENVER, CO 80222 voice 303 757 7789 fax 303 757 7610 e-mail viggobruce@aol.com

Disclaimer: This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.

Colorado Secretary of State Date and Time: 06/30/2011 04:06 PM Document must be filed electronically. Id Number: 20011090566 Paper documents will not be accepted. Document processing fee $25.00 Document number: 20111375974 Fees & forms/cover sheets Amount Paid: $25.00 are subject to change. To access other information or print copies of filed documents, visit www.sos.state.co.us and select Business. ABOVE SPACE FOR OFFICE USE ONLY Articles of Amendment filed pursuant to §7-90-301, et seq. and §7-80-209 of the Colorado Revised Statutes (C.R.S.) ID number. 20011090566 1. Entity name: MCM HOLDINGS, LLC (If changing the name of the limited liability company, indicate name BEFORE the name change) 2. New Entity name: (if applicable) 3. Use of Restricted Words (if any of these terms are contained in an entity name, true “bank” or “trust” or any derivative thereof name of an entity, trade name or trademark “credit union” “savings and loan” stated in this document, mark the applicable “insurance”, “casualty”, “mutual”, or “surety” box): 4. Other amendments, if any, are attached 5. If the limited liability company’s period of duration as amended is less than perpetual, state the date on which the period of duration expires: (mm/dd/yyyy) OR If the limited liability company’s period of duration as amended is perpetual, mark this box: 6. (Optional) Delayed effective date: (mm/dd/yyyy) Notice: Causing mis document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual’s act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes. This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered

7. Name(s) and address(es) of the individual(s) causing the document to be delivered for filing: Wesley .. Megan (Last) (First) (Middle) (Suffix) 1900 Sixteenth Street Suite 1400 (street name and number or post Office Box information) Denver CO 80202 (city) (state) (postal/zip code) (Province — if applicable) (Country — if not US) (The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box and include an attachment stating the name and address of such individuals.) Disclaimer: This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user’s attorney.

ATTACHMENT ARTICLES OF AMENDMENT TO ARTICLES OF ORGANIZATION OF MCM HOLDINGS, LLC This document is being filed pursuant to the authorization of Section 7-80-209 of the Colorado Limited Liability Company Act. 1. The domestic entity name of the corporation is MCM Holdings, LLC (the “Company”) 2. The Amendments to Section 4 of the Company’s Articles of Organization were duly adopted by the Company’s members on June 28, 2011. 3. Section 4(b) of the Articles of Organization shall be deleted and replaced with the following: “The management of the limited liability company is vested one or more managers.”